TRITON INTERNATIONAL LIMITED REPORTS THIRD QUARTER 2017 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda – November 8, 2017 – Triton International Limited (NYSE: TRTN) ("Triton") today reported results for the third quarter ended September 30, 2017. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly-owned subsidiaries of Triton. In this press release, Triton has presented its results based on U.S. GAAP as well as non-GAAP selected information for the three and nine months ended September 30, 2017 and September 30, 2016 and for the three months ended June 30, 2017.

Third Quarter and Recent Highlights:

•	Triton reported Net income attributable to shareholders of $57.2 million and Income before income taxes of $70.6 million for the third quarter of 2017.

•	Triton reported Adjusted pre-tax income of $73.0 million in the third quarter of 2017.

•	Average utilization was 97.6% for the third quarter of 2017.

•
Triton raised net proceeds of $192.9 million in September through the issuance of 6.15 million new common shares. The proceeds will be used for general corporate purposes including the purchase of containers.

•	Triton announced a quarterly dividend of $0.45 per share payable on December 22, 2017 to shareholders of record as of December 1, 2017.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and nine months ended September 30, 2017 and September 30, 2016 and for the three months ended June 30, 2017. Financial information for periods prior to July 12, 2016 is for TCIL (the accounting acquirer in the strategic combination of TCIL and TAL) only.

	(in millions, except per share data)
	Three Months Ended,			Nine Months Ended,
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Total leasing revenues	$302.1	$281.9	$247.8	$849.7	$569.1
Income (loss) before income taxes	$70.6	$59.5	$(56.8)	$173.6	$(36.9)
Net income (loss) attributable to shareholders	$57.2	$45.7	$(51.2)	$137.4	$(36.3)
Adjusted pre-tax income (loss) (1)	$73.0	$58.8	$(2.8)	$174.5	$30.1
Adjusted net income (loss) (1)	$61.1	$47.0	$(0.3)	$143.6	$31.5
Net income (loss) per share - Diluted	$0.75	$0.62	$(0.74)	$1.84	$(0.72)
Adjusted pre-tax income (loss) per share - Diluted (1)	$0.96	$0.79	$(0.04)	$2.34	$0.60
Adjusted net income (loss) per share - Diluted (1)	$0.81	$0.63	$—	$1.92	$0.63
The effective tax rate in the third quarter of 2017 was positively impacted by discrete items for a benefit of approximately 2%.

(1) Adjusted pre-tax income (loss), Adjusted pre-tax income (loss) per share - Diluted, Adjusted net income (loss), Adjusted net income (loss) per share - Diluted are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax income and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance

“We are very pleased with Triton’s strong operating and financial performance in the third quarter of 2017,” commented Brian Sondey, Chairman and Chief Executive Officer of Triton. “We generated $73.0 million in Adjusted pre-tax income during the quarter, an increase of 24% from the second quarter of 2017, we achieved improvements across all of our key operating metrics, and we continued to take advantage of large and attractive investment opportunities that Triton is uniquely suited to pursue.”
“Container pick-up volumes and new container lease transaction activity remained near record levels in the third quarter, and container drop-off volumes remained very low. Our container utilization increased by 0.9% during the quarter to reach 98.0% as of September 30, 2017, and our utilization currently stands at 98.2%.
“Our strong operating performance continued to be supported by a favorable supply and demand balance for containers. Container demand was driven by solid trade growth and an increase in the share of leased containers relative to direct ownership of containers by our shipping line customers. The supply of containers has been constrained, and the inventory of available new containers and used leasing containers remains tight. In addition, Triton continued to leverage our operational and financial capabilities to supply an outsized share of new containers in the third quarter, and we estimate our share of new container leasing transactions was in the range of 50%.”
“In September, Triton raised net proceeds of $192.9 million, net of underwriter and offering costs, by issuing 6.15 million common shares to support our aggressive container investments. As of November 8, 2017, we have ordered $1.6 billion of new and sale leaseback containers for delivery in 2017, and we have already ordered approximately $100 million of new containers for delivery next year. We believe the significant investments we have made in our container fleet will provide strong support for our future profitability and cash flow, while at the same time our unique ability to provide large, critically needed container solutions is strengthening our key customer relationships and building franchise value.”

Outlook

Mr. Sondey concluded, “In general, we expect our market to remain favorable. While we are heading into the seasonally slower period for dry containers, we expect the low inventory of available containers will keep market conditions firm. In addition, the traditional peak season for refrigerated containers is starting, and we have seen the supply / demand balance for refrigerated containers tighten ahead of the peak season over the last few months. We also expect to benefit from a full quarter of revenue in the fourth quarter from the very large number of dry containers picked up in the third quarter, and we expect our utilization will remain near peak levels during the fourth quarter. We expect our gain on sale of used containers will be impacted by a reduced inventory of containers available for sale and a lower benefit from prior period mark-downs, but on balance, we expect our Adjusted pre-tax income will increase from the third quarter of 2017 to the fourth quarter.”

Dividend

Triton’s Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common shares, payable on December 22, 2017 to shareholders of record at the close of business on December 1, 2017.

Investors’ Webcast

Triton will hold a Webcast at 9 a.m. (New York time) on Thursday, November 9, 2017 to discuss its third quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast or archive, please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call through Friday, December 22, 2017.

About Triton International Limited

Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers. With a container fleet of over five million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Average Utilization (a)	97.6%	96.5%	95.3%	93.6%	92.4%

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Ending Utilization (a)	98.0%	97.1%	95.8%	94.8%	92.6%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table summarizes the equipment fleet as of September 30, 2017, December 31, 2016, and September 30, 2016:

	Equipment Fleet in Units			Equipment Fleet in TEU
	September 30, 2017	December 31, 2016	September 30, 2016	September 30, 2017	December 31, 2016	September 30, 2016
Dry	2,997,356	2,737,982	2,672,386	4,873,026	4,424,905	4,296,420
Refrigerated	217,121	217,243	213,417	417,138	416,992	409,657
Special	89,219	92,957	93,580	159,243	164,977	165,852
Tank	11,948	11,961	11,962	11,948	11,961	11,962
Chassis	22,522	22,128	22,158	41,062	40,233	40,279
Equipment leasing fleet	3,338,166	3,082,271	3,013,503	5,502,417	5,059,068	4,924,170
Equipment trading fleet	10,998	15,927	15,680	17,993	26,276	26,214
Total	3,349,164	3,098,198	3,029,183	5,520,410	5,085,344	4,950,384

	Equipment in CEU
	September 30, 2017	December 31, 2016	September 30, 2016
Operating leases	6,544,960	6,126,320	5,975,852
Finance leases	334,121	368,468	375,109
Equipment trading fleet	55,483	72,646	76,417
Total	6,934,564	6,567,434	6,427,378

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the combination of TCIL and TAL, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K filed with the SEC, on March 17, 2017.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,110,332 and $1,787,505	$8,124,963	$7,370,519
Net investment in finance leases	309,704	346,810
Equipment held for sale	52,287	99,863
Revenue earning assets	8,486,954	7,817,192
Cash and cash equivalents	146,262	113,198
Restricted cash	84,209	50,294
Accounts receivable, net of allowances of $28,097 and $28,609	197,225	173,585
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $125,528 and $56,159	177,229	246,598
Insurance receivables	767	17,170
Other assets	49,064	53,126
Fair value of derivative instruments	3,839	5,743
Total assets	$9,382,214	$8,713,571
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$94,052	$83,567
Fair value of derivative instruments	9,078	9,404
Accounts payable and other accrued expenses	116,849	143,098
Net deferred income tax liability	336,387	317,316
Debt, net of unamortized deferred financing costs of $42,691 and $19,999	6,790,164	6,353,449
Total liabilities	7,346,530	6,906,834
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, 80,686,940 and 74,376,025 shares issued and outstanding, respectively	807	744
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	887,778	690,418
Accumulated earnings	988,566	945,313
Accumulated other comprehensive income	22,877	26,758
Total shareholders' equity	1,900,028	1,663,233
Non-controlling interests	135,656	143,504
Total equity	2,035,684	1,806,737
Total liabilities and shareholders' equity	$9,382,214	$8,713,571

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Leasing revenues:
Operating leases	$296,669	$242,899	$832,414	$560,262
Finance leases	5,451	4,890	17,247	8,886
Total leasing revenues	302,120	247,789	849,661	569,148

Equipment trading revenues	11,974	9,820	30,213	9,820
Equipment trading expenses	(10,605)	(9,588)	(27,124)	(9,588)
Trading margin	1,369	232	3,089	232

Net gain (loss) on sale of leasing equipment	10,263	(12,319)	25,063	(16,086)

Operating expenses:
Depreciation and amortization	128,581	112,309	370,552	272,585
Direct operating expenses	13,833	27,815	51,396	54,298
Administrative expenses	21,233	17,456	66,268	45,136
Transaction and other costsA	32	59,570	3,340	66,517
Provision for doubtful accounts	783	22,372	1,244	22,201
Total operating expenses	164,462	239,522	492,800	460,737
Operating income (loss)	149,290	(3,820)	385,013	92,557
Other expenses:
Interest and debt expense	73,795	55,437	208,076	122,626
Realized loss on derivative instruments, net	20	864	902	2,268
Unrealized loss (gain) on derivative instruments, net	629	(3,487)	(80)	5,243
Write-off of deferred financing costs	4,073	—	4,116	141
Other expense (income), net	164	214	(1,552)	(775)
Total other expenses	78,681	53,028	211,462	129,503
Income (loss) before income taxes	70,609	(56,848)	173,551	(36,946)
Income tax expense (benefit)	11,063	(7,719)	29,688	(5,536)
Net income (loss)	$59,546	$(49,129)	$143,863	$(31,410)
Less: income attributable to noncontrolling interest	2,390	2,082	6,425	4,886
Net income (loss) attributable to shareholders	$57,156	$(51,211)	$137,438	$(36,296)
Net income (loss) per common share—Basic	$0.76	$(0.74)	$1.85	$(0.72)
Net income (loss) per common share—Diluted	$0.75	$(0.74)	$1.84	$(0.72)
Cash dividends paid per common share	$0.45	$0.90	$1.35	$0.90
Weighted average number of common shares outstanding—Basic	75,214	69,336	74,245	50,090
Dilutive restricted shares and share options	493	—	402	—
Weighted average number of common shares outstanding—Diluted	75,707	69,336	74,647	50,090

  (A) See definitions

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$143,863	$(31,410)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	370,552	272,585
Amortization of deferred financing costs and other debt related amortization	10,185	3,374
Amortization of leasing revenue adjustments	67,592	25,726
Share compensation expense	4,491	4,334
Net (gain) loss on sale of leasing equipment	(25,063)	16,086
Unrealized (gain) loss on derivative instruments	(80)	5,243
Write-off of deferred financing costs	4,116	141
Deferred income taxes	28,372	(6,773)
Changes in operating assets and liabilities:
Accounts receivable	(1,097)	15,928
Accounts payable and other accrued expenses	(36,198)	26,679
Net equipment sold for resale activity	5,292	2,595
Cash received for settlement of interest rate swaps	2,117	—
Other assets	648	2,974
Net cash provided by operating activities	574,790	337,482
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(1,185,481)	(384,739)
Proceeds from sale of equipment, net of selling costs	136,647	102,376
Cash collections on finance lease receivables, net of income earned	45,146	22,315
Cash and cash equivalents acquired	—	50,349
Other	67	(366)
Net cash used in by investing activities	(1,003,621)	(210,065)
Cash flows from financing activities:
Issuance (redemption) of common shares, net of underwriter expenses	192,932	(3,527)
Debt issuance costs	(32,738)	(5,718)
Borrowings under debt facilities	2,782,825	367,700
Payments under debt facilities and capital lease obligations	(2,334,409)	(365,697)
(Increase) decrease in restricted cash	(33,915)	23,736
Dividends paid	(99,586)	(51,620)
Cash paid for settlement of employee taxes related to equity vesting	(71)	(672)
Distributions to noncontrolling interest	(14,273)	(19,185)
Other	1,130	—
Net cash provided by (used in) financing activities	461,895	(54,983)
Net increase in cash and cash equivalents	$33,064	$72,434
Cash and cash equivalents, beginning of period	113,198	56,689
Cash and cash equivalents, end of period	$146,262	$129,123
Supplemental non-cash investing activities:
Equipment purchases payable	$94,052	$62,638

A Transaction costs associated with the merger of TCIL and TAL and other costs for the three and nine months ended September 30, 2017 and 2016 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Employee compensation costs	$32	$42,773	$3,340	$47,028
Professional fees	—	12,615	—	13,818
Legal expenses	—	1,810	9	3,290
Other	—	2,372	(9)	2,381
Total	$32	$59,570	$3,340	$66,517
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expenses, including retention and stock compensation expense pursuant to plans established in 2011. Professional fees and legal expenses include costs paid for services directly related to the closing of the merger and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures

We use the terms "Adjusted pre-tax income (loss)" and "Adjusted net income (loss)" throughout this press release.

Adjusted pre-tax income and Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted pre-tax income is defined as Income before income taxes excluding the write-off of deferred financing costs, gains and losses on derivative instruments, transaction and other costs, and noncontrolling interest. Adjusted net income is defined as net income attributable to shareholders excluding the write-off of deferred financing costs net of tax, gains and losses on derivative instruments net of tax, transaction and other costs net of tax, and any foreign income and withholding tax adjustments.

Adjusted pre-tax income (loss) and Adjusted net income (loss) are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax income (loss) and Adjusted net income (loss) should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted pre-tax income (loss) and Adjusted net income (loss) are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net income before income taxes and Net income attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income (loss) and Adjusted net income (loss) in the tables below for the three and nine months ended September 30, 2017 and September 30, 2016 and for the three months ended June 30, 2017.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (In Thousands, except per share amounts)
	Three Months Ended,			Nine Months Ended,
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Income (loss) before income taxes	$70,609	$59,497	$(56,848)	$173,551	$(36,946)
Add:
Write-off of deferred financing costs	4,073	43	—	4,116	141
Unrealized loss (gain) on derivative instruments, net	629	789	(3,487)	(80)	5,243
Transaction and other costs	32	836	59,570	3,340	66,517
Less:
Income attributable to noncontrolling interest	2,390	2,343	2,082	6,425	4,886
Adjusted pre-tax income (loss)	$72,953	$58,822	$(2,847)	$174,502	$30,069
Adjusted pre-tax income (loss) per share - Diluted	$0.96	$0.79	$(0.04)	$2.34	$0.60
Weighted average number of common shares outstanding - Diluted	75,707	74,177	69,336	74,647	50,090

	Three Months Ended,			Nine Months Ended,
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss) attributable to shareholders	$57,156	$45,671	$(51,211)	$137,438	$(36,296)
Add:
Write-off of deferred financing costs	3,377	35	—	3,412	137
Unrealized loss (gain) on derivative instruments, net	515	671	(3,138)	(66)	5,175
Transaction and other costs	60	643	50,856	2,769	57,595
Foreign income and withholding tax adjustment	—	—	3,222	—	4,893
Adjusted net income (loss)	$61,108	$47,020	$(271)	$143,553	$31,504
Adjusted net income (loss) per share - Diluted	$0.81	$0.63	$—	$1.92	$0.63
Weighted average number of common shares outstanding - Diluted	75,707	74,177	69,336	74,647	50,090